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                                  EXHIBIT "A"


   INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

  (MINUTES OF SPECIAL MEETING OF THE BOARD OF DIRECTORS held March 9,  1998)






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